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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-61862) and Form S-8 (Nos. 333-99729, 333-75406,
333-49656, 333-33464, 333-30518, 333-74343, 333-45425 and 333-04131) of
ScanSoft, Inc. of our report dated February 9, 2003, except as to Note 20 for which the date is March 11, 2003, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference in those Registration Statements of our report dated February 9, 2003 relating to the financial statement schedule of ScanSoft, Inc., which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2003